Exhibit 10.1

UNANIMOUS CONSENT IN LIEU OF A SPECIAL MEETING

OF THE BOARD OF DIRECTORS OF

SMARTDATA CORPORATION.

The Undersigned, being the sole Director of Smart Data, Inc. (the Company), hereby takes the following action;

WHEREAS, Burkeley J. Priest is desirous of resigning as the sole Officer and Director of the Company;

WHEREAS,   The Board of Directors deems it in the best interest of the Company to elect Bruce Lybbert to serve as the sole Officer and Director of the Company.

WHEREAS,   The Board of Directors deems it in the best interest of the Company issue 1,500,000 shares of SmartData, Inc. Common stock to Bruce Lybbert as compensation for his appointment as the Sole Officer and Director of the Company.

WHEREAS, Bruce Lybbert has accepted his appointment as the sole Officer and Director of the Company.

THEREFORE BE IT RESOLVED, Bruce Lybbert be appointed as the sole Officer and Director of the Company;

BE IT FURTHER RESOLVED, that 1,500,000 shares of common stock be issued in the name of Bruce Lybbert or his chosen designee;

BE IT FURTHER RESOLVED, that the Company accept the resignation of Burkeley J. Priest as the sole Officer and Director of the Company, effective immediately;

BE IT FURTHER RESOLVED, that this Unanimous Consent be placed into the minute book of the Company with the proceedings of the Board of Directors and that this consent shall have the same force and effect as if a meeting of the directors were held.

IN WITNESS WHEREOF, the undersigned has executed this document to be effective this 23rd day of February, 2014.

/s/Burkeley J. Priest	/s/Bruce Lybbert
Burkeley J. Priest	Bruce Lybbert